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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is made and entered into this 9th day of April, 1998, by and between UTI Energy Corp., a Delaware corporation (the "Company"), and Ray Peterson, an individual whose primary residence is located at 4505 Lennox Drive, Midland, Texas 79707 (the "Employee").


                             W I T N E S S E T H :

         WHEREAS, in connection with the Agreement and Plan of Merger dated April 9, 1998 between the Company, PDC Acquisition Company, Peterson Drilling Company ("PDC") and the shareholders of PDC signatories thereto, the Company desires to employ Employee on the terms set forth below to provide management services to the Company, and Employee is willing to accept such employment and provide such services on such terms.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto do hereby agree:

         1. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

                 A.       "Affiliates" means the subsidiaries of the Company.

                 B.       "Board" means the Company's board of directors.

                 C.       "Cause" shall be deemed to exist if:

                          i. Employee is convicted in a court of law of any crime (a) that constitutes a felony relating to the Company or its Affiliates or any other business endeavor or (b) that constitutes a felony which involves moral turpitude;

                          ii. Employee engaged in gross misconduct or any breach of or failure to perform in any material respect his duties and responsibilities hereunder; or

                          iii. Employee shall have violated any material corporate policy that results in a material negative affect on the Company.

                 D. "Disability" shall be deemed to have occurred when Employee shall have been unable to fully and competently perform the duties hereunder for a period of at least three consecutive months by reason of mental or physical illness or other incapacity. The Board of Directors of the Company shall determine whether Employee is and continues to be disabled.

                 E.       "Notice of Termination" means a notice that sets
         forth the date of termination and, in the event of termination for Cause, the facts and
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         circumstances claimed to provide a basis for termination of Employee's employment.

                 F. "Good Reason" shall be deemed to exist, if any of the following were to occur without the written consent of Employee, and the Employee has given the Company written notice of such situation or event and the Company has not cured such situation or event within 30 days following receipt of such written notice:

                          i. any action by the Company that results in a substantial diminution of Employee's duties as a manager of Peterson Drilling Company ("PDC") from those in effect on the day following the date hereof (the parties acknowledge that changes in Employee's duties due to the fact that PDC will be a subsidiary of a publicly-traded company will not in and of itself constitute "Good Reason"; or

                          ii. the Company requiring Employee to be based anywhere other than Midland, Texas, it being agreed that the duties of Employee will entail travel in the region in which PDC operates.

         2. Term. The term of employment of Employee under this Agreement shall commence on the date hereof (the "Commencement Date") and shall continue for a period of three years following the date hereof (the "Scheduled Term of Employment"), unless sooner terminated in accordance with this Agreement.

         3.      Duties.  During the term of his employment as provided in
Section 2, the Company will employ Employee in a managerial or executive capacity, with such responsibilities as the Company may from time to time determine during the term of this Agreement. Employee will comply with all provisions of all applicable laws, with all corporate documents governing the conduct of the business and affairs of the Company and its Affiliates and with all applicable policies of the Company and its Affiliates, including any policies regarding transactions of the Company or its Affiliates in foreign countries. Employee agrees to devote substantially all of his business time to the performance of his duties hereunder.

         4.      Compensation.

                 A. The Company agrees to pay to Employee a minimum base annual salary of $105,000 ("Annual Base Salary") for all services provided under this Agreement, payable in accordance with the normal payroll practices of the Company.

                 B. On the date hereof, the Company shall deliver to Employee a Stock Option Agreement (the "Option Agreement") granting to Employee an option (the "Option") to purchase 40,000 shares of the common stock of the Company, par value $.001 (the "Common Stock"), at an option price equal to the last reported sale price for the Common Stock on the American Stock Exchange on the date hereof. The Option shall vest in equal 1/3 increments over three years





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         and shall be subject to such other terms and conditions as contained in the Option Agreement.

                 C. In addition to the payments set forth in Section 4(A) above, Employee shall be entitled to reimbursement of business expenses in accordance with the Company's policies and be eligible to participate in the employee benefit plans maintained by the Company for its employees in general Employee shall also be entitled to such fringe benefits and vacation time as are made available to other managers or executives of the Company having similar responsibilities to Employee. For purposes of participating in such plans, Employee shall receive credit for the years of service devoted to Peterson Drilling Company and its predecessors. The Company shall have the right to deduct from all payments to be made under this Agreement any federal, state, provincial or local taxes and pension or unemployment contributions required by law to be withheld from such payments.

         5.      Nondisclosure of Confidential Information.

                 A. Employee agrees that he will not, except with the consent of the Company, disclose to others (except for advising agents and employees of the Company), directly or indirectly, any confidential, non-public information relating to the business, prospects, or plans of the Company or its Affiliates and that he will not use such information except in the performance of his duties hereunder. Notwithstanding the previous sentence, Employee shall not be in violation of this section in the event of a disclosure pursuant to a court action or governmental rule, regulation, or proceeding (an "Ordered Disclosure") provided Employee has notified the Company or its Affiliates of such Ordered Disclosure within five business days of being personally served with such Ordered Disclosure. Employee agrees to cooperate in good faith with the Company in responding to such Ordered Disclosure in order to prevent, limit or impose restrictions on such Ordered Disclosure. In no event, however, shall this section require Employee to take action or otherwise cause Employee to be in violation of any law or result in contempt of such Ordered Disclosure.

                 B. Upon termination of his employment with the Company, Employee shall surrender to the Company any and all work papers, reports, manuals, documents, and the like (including all originals and copies thereof) in his possession which contain confidential information relating to the business, prospects or plans of the Company or its Affiliates.

                 C. Employee agrees that during the effectiveness of his covenant not to compete set forth in Section 6.A, he will endorse strategies of the Company, and following his termination of employment with the Company, will not disclose or cause to be disclosed any negative, adverse or derogatory comments or information of a substantial nature about the Company or its Affiliates, the management of the Company or its Affiliates, any product or service provided by the Company or its Affiliates or the future prospects of the Company or its Affiliates; provided that following termination of the covenant no to compete in





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         Section 6 below and in the event Employee is competing with the
         Company, Employee may make comments and disclose information as is reasonable and customary by a competitor in the land drilling business in New Mexico, Texas, Oklahoma or Louisiana so long as the disclosure of information does not violate Sections 5(a) or 5(b) above. The Company may seek the assistance, cooperation or testimony of Employee following any termination of his employment with the Company in connection with any investigation, litigation or proceeding arising out of matters within the knowledge of Employee and related to his position as an officer or employee of the Company, and in any such instance, Employee shall provide such assistance, cooperation or testimony as is reasonably requested and the Company shall pay Employee's reasonable costs and expenses in connection therewith. In addition, if such assistance, cooperation or testimony requires more than a nominal commitment of Employee's time, the Company will compensate Employee for such time at a per diem rate derived from Employee's salary from the Company at the time of Employee's termination.

         6.      COVENANT NOT TO COMPETE WITH THE COMPANY.

                 A. EMPLOYEE AGREES THAT, DURING THE SCHEDULED TERM OF EMPLOYMENT, NEITHER HE NOR ANY ENTITY CONTROLLED BY HIM, WILL, WITHOUT THE CONSENT OF THE COMPANY, DIRECTLY OR INDIRECTLY, ENGAGE IN THE CONTRACT LAND DRILLING BUSINESS IN THE STATES OF NEW MEXICO, TEXAS, OKLAHOMA OR LOUISIANA.

                 B. EMPLOYEE ACKNOWLEDGES THAT A REMEDY AT LAW FOR ANY BREACH OR ATTEMPTED BREACH OF THIS SECTION 6 WILL BE INADEQUATE AND FURTHER AGREES THAT ANY BREACH OF THIS SECTION 6 WILL RESULT IN IRREPARABLE HARM TO THE COMPANY AND ITS BUSINESS AND THE COMPANY SHALL, IN ADDITION TO ANY OTHER REMEDY THAT MAY BE AVAILABLE TO IT, BE ENTITLED TO SPECIFIC PERFORMANCE AND INJUNCTIVE AND OTHER EQUITABLE RELIEF IN CASE OF ANY SUCH BREACH OR ATTEMPTED BREACH. EMPLOYEE ACKNOWLEDGES THAT THIS COVENANT NOT TO COMPETE IS BEING PROVIDED IN CONNECTION WITH THE COMPANY'S EMPLOYMENT OF EMPLOYEE AND THAT THIS
         SECTION 6 CONTAINS REASONABLE LIMITATIONS AS TO TIME, GEOGRAPHICAL AREA AND SCOPE OF ACTIVITY TO BE RESTRAINED THAT DO NOT IMPOSE A GREATER RESTRAINT THAN IS NECESSARY TO PROTECT THE GOODWILL OR OTHER BUSINESS INTEREST OF THE COMPANY.

                 C. WHENEVER POSSIBLE, EACH PROVISION OF THIS SECTION 6 SHALL BE INTERPRETED IN SUCH A MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW BUT IF ANY PROVISION OF THIS SECTION 6 SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINING PROVISIONS OF THIS SECTION 6. IF ANY PROVISION OF THIS SECTION 6 SHALL, FOR ANY REASON, BE JUDGED BY ANY COURT OF COMPETENT JURISDICTION TO BE INVALID OR UNENFORCEABLE, SUCH JUDGMENT SHALL NOT AFFECT, IMPAIR OR INVALIDATE THE REMAINDER OF THIS
         SECTION 6 BUT SHALL BE CONFINED IN ITS OPERATION TO THE PROVISION OF THIS SECTION 6 DIRECTLY INVOLVED IN THE CONTROVERSY IN WHICH SUCH JUDGMENT SHALL HAVE BEEN RENDERED. IN THE EVENT THAT THE PROVISIONS OF THIS SECTION 6 SHOULD EVER BE DEEMED TO EXCEED THE TIME OR GEOGRAPHIC LIMITATIONS PERMITTED BY APPLICABLE LAWS, THEN SUCH PROVISION SHALL





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         BE REFORMED TO THE MAXIMUM TIME OR GEOGRAPHIC LIMITATIONS PERMITTED BY
         APPLICABLE LAW.

         7.      Termination.

                 A. The employment of Employee by the Company hereunder shall automatically terminate upon Employee's death or Disability. In addition, the employment of Employee by the Company may be terminated by Employee or the Company at any time for any reason whatsoever. Any termination of Employee's employment by the Company or by Employee (other than termination pursuant to the first sentence of this subsection A) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 13. Employee understands and agrees that the Company may terminate the Employment of Employee at any time with or without Cause by notice to the Employee as provided herein.

                 B. Upon termination of the employment of Employee for any reason, Employee shall be entitled to receive, and the Company shall pay Employee (or, if such termination is caused by Employee's death, his estate or as may be directed by the legal representatives of such estate) within 30 days following the termination date, any unpaid amounts payable to Employee under Section 4(A) through the date of termination.

                 C. In addition to the amounts to which Employee is entitled under Section 7(B), if Employee's employment is terminated by the Company prior to the end of the term of this Agreement for any reason other than for Cause or if Employee terminates his employment for Good Reason prior to the expiration of the term of this Agreement, the Company shall, within 30 days following the termination date, pay to Employee a lump sum equal to one year's Annual Base Salary as provided under Section 4(A). Such compensation shall be the only compensation payable as a result of such termination and, except as may otherwise be expressly provided in any employee benefit plans in which the Employee is participating at the date of his termination, Employee shall not be entitled to any other rights he may have under any other employee benefit plan or arrangement, it being understood and agreed that the Company may terminate this Agreement at any time with or without Cause by notice to the Employee as provided herein.

         8. Additional Remedies. In the event of a breach or a threatened breach of the terms of Section 5 and 6 by Employee, the Company shall, in addition to all other remedies, be entitled to a temporary or permanent injunction or a decree for specific performance, in accordance with the provisions hereof, without showing any actual damage or that monetary damages would not provide an adequate remedy and without any bond or other security being required.

         9. Nonassignment. This Agreement is personal to Employee and shall not be assigned by him. Employee shall not hypothecate, delegate, encumber, alienate, transfer, or otherwise dispose of his rights and duties hereunder. The Company may





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assign this Agreement without Employee's consent to any Affiliate or to any other entity who, in connection with such assignment, acquires all or substantially all of the Company's assets, or into or with which the Company is merged or consolidated.

         10. Mitigation. Employee shall not be required to mitigate his damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment to Employee under this Agreement be reduced by any compensation earned by Employee as a result of employment by another employer after termination, or otherwise.

         11. Indemnification. Employee shall be entitled to indemnification rights as set forth in the Company's Bylaws, as they may exist from time to time.

         12. Waiver. The waiver by the Company of a breach by Employee of any provision of this Agreement shall not be construed as a waiver of any subsequent breach by Employee.

         13. Severability. Should any provision of this Agreement be held unenforceable or invalid, then the parties hereto agree that such provision shall be deemed modified to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed from this Agreement. In such case the validity of the remaining provisions shall not be affected and this Agreement shall be construed as if such provision were not contained herein.

         14. Governing Law. This Agreement shall be construed by, subject to, and governed in accordance with the laws of the State of Texas without regard to its choice of law provisions.

         15. Notices. Any notice, request, communication, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and delivered personally, by facsimile (with receipt confirmed) or by registered or certified mail, postage prepaid:

                 A.       If to the Company:

                          UTI Energy Corp.
                          16800 Greenspoint Park, Suite 225N
                          Houston, Texas 77060
                          Facsimile:        (281) 873-4141
                          Attention:        Vaughn E. Drum





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                 B.       If to Employee:

                          Ray Peterson
                          306 West Wall, Suite 1400
                          Midland, Texas 79701
                          Facsimile:        (915) 686-8413

         Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail. Any notice which is sent by facsimile shall be deemed to have been duly given to the party to which it is addressed upon telephonic confirmation of the same as provided herein. A copy of any notices delivered by facsimile shall promptly be mailed in the manner herein provided to the party to which such notice was given.

         16. Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements, and communications, whether oral or written, and this Agreement shall not be modified or amended except by written agreement of the Company and Employee.

         17. Construction. Words used in the masculine apply equally to the feminine, and wherever the context dictates, the plural should be read as the singular and the singular as the plural. References to Sections are to Sections of this Agreement. The headings at the beginning of each section are inserted for convenience only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement.

         18. Counterparts. This Agreement may be executed in separate counterparts, each of which will be deemed to be an original, but all of which shall be considered one and the same instrument.





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                  COMPANY:

                                  UTI ENERGY CORP.



                                  By: /s/ VAUGHN E. DRUM
                                      ----------------------------------------
                                      Vaughn E. Drum
                                      President and Chief Executive Officer


                                  EMPLOYEE:



                                  /s/ RAY PETERSON
                                  --------------------------------------------
                                  Ray Peterson





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